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                                                                    Exhibit 99.3
                                                                    ------------
                                    Contacts:
                                    Roy Winnick or Mark Semer
                                    Kekst and Company
                                    (212) 521-4842 or 4802


                  PHP HEALTHCARE CORPORATION ISSUES STATEMENT


RESTON, VA, January 13, 1999 - PHP Healthcare Corporation ("PHP") today issued the following statement:

"Contrary to representations made in a press release issued earlier today by, or on behalf of, IQ Holdings (IQMD.OB), of Springfield, Virginia, no discussions have been or are currently under way between PHP and IQ Holdings. An executive of IQ Holdings has informed PHP that the IQ Holdings press release was issued in error and that IQ Holdings is currently in the process of retracting it."

A medical management company, PHP Healthcare Corporation manages medical risk through the acceptance of global capitation arrangements with HMOs and other health care payors. The Company also offers a full range of management services to the physician groups and hospitals that participate in provider-based networks developed by PHP.

Except for historical information, the statements preceding are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and the actual events or results may differ materially. These forward-looking statements speak only as of this date. PHP undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.


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